SYNERGY PHARMACEUTICALS INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JANUARY 3, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gary S. Jacob and Gabriele M. Cerrone, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Synergy Pharmaceuticals Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on January 3, 2013 and at any postponements and adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any postponements and adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSALS 1, 2, 3, 4, 6 AND 7 LISTED ON THE REVERSE SIDE, "3 YEAR" ON PROPOSAL NO. 8 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 3, 2013 at 10:00 a.m. local time at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, New York 10006. The proxy statement and 2011 annual report on Form 10-K are available at www.pstvote.com/synergy2012.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, New York 10006, on Thursday, January 3, 2013, beginning at 10:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-8

See proposals on reverse side.

1. Proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 20, 2012, as amended on October 15, 2012, by and between Synergy Pharmaceuticals Inc. and Callisto Pharmaceuticals, Inc.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

2. Proposal to consider and vote upon an adjournment of the meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. Proposal to amend Synergy's 2008 Equity Compensation Incentive Plan to increase the number of shares of Synergy common stock reserved for issuance from 7,500,000 to 15,000,000.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

4. Proposal to amend Synergy's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 100,000,000 to 200,000,000.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

5. Election of Directors
Nominees

01. Gabriele M. Cerrone 02. Gary S. Jacob 03. Melvin K. Spigelman 04. John P. Brancaccio

05. Thomas H. Adams 06. Christopher McGuigan 07. Alan F. Joslyn

☐ **FOR ALL** ☐ **WITHHOLD ALL**

☐ **FOR ALL EXCEPT as noted below**

(INSTRUCTION: To withhold authority to vote for one, two or more individual nominees, write their name(s) or number(s) on the line provided.)

____

6. Proposal to ratify BDO USA, LLP as Synergy's independent registered public accountants for fiscal year ending December 31, 2012.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

7. Proposal to approve, on an advisory basis, the compensation of Synergy's named executive officers.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

8. Proposal to recommend, on an advisory basis, the frequency with which Synergy should conduct future stockholder advisory votes on named executive officer compensation.

☐ **ONE YEAR** ☐ **2 YEAR** ☐ **3 YEAR** ☐ **ABSTAIN**

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 201__

Signature ______________________________

Name ______________________________

Title ______________________________

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to www.pstvote.com/synergy2012
  - Enter your control number (12 digit number located below)

- Via Mail:

  Philadelphia Stock Transfer, Inc.
  2320 Haverford Rd., Suite 230
  Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on January 2, 2013.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.